SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                            SCHEDULE 14A INFORMATION

                  Proxy Statement Pursuant to Section 14(a) of
              the Securities Exchange Act of 1934 (Amendment No. )

Filed by the Registrant |X|
Filed by a Party other than the Registrant |_|

Check the appropriate box:

|_|   Preliminary Proxy Statement
|_|   Confidential, for Use of the Commission Only
      (as permitted by Rule 14a-6(e)(2)
|X|   Definitive Proxy Statement
|_|   Definitive Additional Materials
|_|   Soliciting Material Pursuant to ss.240.14a-11(c) or ss.240.14a-12

                                 THE 3DO COMPANY
--------------------------------------------------------------------------------
                (Name of Registrant as Specified In Its Charter)


--------------------------------------------------------------------------------
    (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

|X|   No Fee Required

|_|   Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.

      1.    Title of each class of securities to which transaction applies:

            --------------------------------------------------------------------

      2.    Aggregate number of securities to which transaction applies:

            --------------------------------------------------------------------

      3. Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

            --------------------------------------------------------------------

      4.    Proposed maximum aggregate value transaction:

            --------------------------------------------------------------------

      5.    Total fee paid:

            --------------------------------------------------------------------

|_|   Fee paid previously with preliminary materials.

|_| Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration number, or the Form or Schedule and the date of its filing.

      1.    Amount previously paid:

            --------------------------------------------------------------------

      2.    Form, Schedule or Registration Statement No.:

            --------------------------------------------------------------------

      3.    Filing Party:

            --------------------------------------------------------------------

      4.    Date Filed:

            --------------------------------------------------------------------

                                 THE 3DO COMPANY

                    NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

================================================================================

August 9, 2001

To Our Stockholders:

I am pleased to invite you to attend the annual meeting of stockholders of The 3DO Company as detailed below:

Date and Time           Wednesday, September 19, 2001, at 3:00 p.m.

Place                   The 3DO Company Headquarters
                        100 Cardinal Way
                        Redwood City, CA  94063

                        Directions to 3DO may be found on the Company's website at: www.3do.com/companyinfo/direction.html.

Items of Business       1.  To elect one director for a three-year term.

                        2. To confirm the appointment of PricewaterhouseCoopers LLP as independent auditors for the fiscal year ending March 31, 2002.

                        3. To transact any other business that may properly come before the meeting.

                        These items are more fully described in the accompanying Proxy Statement.

Record Date             You are entitled to vote if you were a stockholder at
                        the close of business on July 19, 2001.

Voting by Proxy         To assure your representation at the meeting, you are
                        urged to vote your shares by designating your proxies as promptly as possible. You may vote by mail, by telephone, or via the internet by following the instructions on the enclosed proxy card.

Your vote is important. Whether or not you plan to attend the meeting, we encourage you to vote by proxy. You may revoke your proxy at any time prior to the annual meeting. If you decide to attend the annual meeting and wish to change your proxy vote, you may do so automatically by voting in person at the meeting.

                                            By order of the Board of Directors


                                            William M. (Trip) Hawkins III
                                            Chairman and Chief Executive Officer

                                THE 3DO COMPANY

                            PROXY STATEMENT FOR 2001
                         ANNUAL MEETING OF STOCKHOLDERS

                 INFORMATION CONCERNING SOLICITATION AND VOTING

General

      The enclosed Proxy is solicited on behalf of the Board of Directors of The 3DO Company, a Delaware corporation ("3DO" or the "Company"), for use at the Annual Meeting of Stockholders (the "Annual Meeting") to be held Wednesday, September 19, 2001, at 3:00 p.m., local time, or at any adjournment thereof, for the purposes set forth in this Proxy Statement and in the accompanying Notice of Annual Meeting of Stockholders. The Annual Meeting will be held at 3DO's headquarters, 100 Cardinal Way, Redwood City, CA 94063. 3DO's principal executive offices are located at 100 Cardinal Way, Redwood City, CA 94063. 3DO's telephone number is (650) 385-3000. Directions to 3DO may be found on the Company's website at: www.3do.com/companyinfo/direction.html.

      These proxy solicitation materials were mailed on or about August 9, 2001, to all stockholders entitled to vote at the Annual Meeting.

Record Date and Share Ownership

      Stockholders of record at the close of business on July 19, 2001, are entitled to notice of the meeting and to vote at the meeting. At the record date, 47,679,685 shares of 3DO's Common Stock were issued and outstanding and held of record by approximately 809 stockholders.

Solicitation of Proxies

      This solicitation of proxies is made by 3DO, and all related costs will be borne by 3DO. In addition, 3DO may reimburse brokerage firms and other persons representing beneficial owners of shares for their expenses in forwarding solicitation material to such beneficial owners. Original solicitation of proxies by mail may be supplemented by telephone, telegraph, or personal solicitations by directors, officers, or employees of 3DO.

Revocability of Proxies

      Any proxy given pursuant to this solicitation may be revoked by the person giving it at any time before its use by delivering to the Secretary of 3DO a written notice of revocation, or a duly executed proxy bearing a later date, or by attending the meeting and voting in person.

Voting Procedure

      Each stockholder is entitled to one vote for each share held by such stockholder on July 19, 2001. There is no cumulative voting in the election of directors. All votes will be tabulated by the inspector of election appointed for the meeting, who will separately tabulate affirmative and negative votes, abstentions, and broker non-votes.

      Each director will be elected by a plurality of the affirmative votes cast by those shares present in person or represented by proxy and entitled to vote at the Annual Meeting. The ratification of the appointment of PricewaterhouseCoopers LLP as 3DO's independent auditors for the fiscal year ending March 31, 2002, requires the affirmative vote of a majority of those shares present in person or represented by proxy.

      3DO's bylaws provide that the holders of a majority of 3DO's Common Stock issued and outstanding on the record date and entitled to vote at the Annual Meeting shall constitute a quorum for the transaction of business at the Annual Meeting. Abstentions and broker non-votes will be counted as present for the purpose of determining the presence of a quorum. Abstentions will also be considered to be "present in person or represented by proxy," but broker non-votes will not be considered as such. Accordingly, broker non-votes will not affect the outcome of the voting on any matter described in this proxy statement.

Deadline for Receipt of Stockholder Proposals

      Proposals of stockholders of 3DO that such stockholders desire to have included in 3DO's proxy materials for its 2002 Annual Meeting of Stockholders must be received by 3DO no later than April 3, 2002, in order that they may be considered for possible inclusion in the Company's proxy statement and form of proxy relating to that meeting.

Rule 14a-5(e)(2) Disclosure
(Company with Advance Notice Provision in the Bylaws)

      If a stockholder wishes to present a proposal at the Company's annual meeting in the year 2002 and the proposal is not intended to be included in the Company's proxy statement relating to that meeting, the stockholder must give advance notice to the Company during the period prior to such meeting that is determined in accordance with the Bylaws (the "Bylaw Notice Period"), as described below in the section entitled "Other Matters." The Bylaw Notice Period with respect to the 2002 Annual Meeting will run from June 21, 2002, until July 21, 2002, assuming that the annual meeting is held within 30 days before and 60 days after September 19, 2002 (the anniversary of this year's Annual Meeting). If a stockholder gives notice of a proposal outside of the Bylaw Notice Period, the stockholder will not be permitted to present the proposal to the stockholders for a vote at the meeting.

      The Bylaw Notice Period with respect to this year's Annual Meeting was from July 20, 2001, to August 19, 2001. At the time of this mailing, no stockholder had given notice of his or her intent to present a stockholder proposal from the floor at this year's Annual Meeting.

Certain Known Stockholders

      The following table sets forth certain information known to 3DO with respect to beneficial ownership of 3DO's Common Stock as of July 19, 2001, by

      o each stockholder known by 3DO to be the beneficial owner of more than 5% of 3DO's Common Stock,

      o     each director,

      o     the executive officers listed in the Summary Compensation Table, and

      o     all current executive officers and directors as a group.

--------------------------------------------------------------------------------
                                                   Shares Beneficially Owned (1)
   Five Percent Stockholders,                     ------------------------------
 Directors and Executive Officers                 Number                 Percent
--------------------------------------------------------------------------------
William M. (Trip) Hawkins III                     18,790,325 (2)         39.4%
   100 Cardinal Way
   Redwood City, California 94063
--------------------------------------------------------------------------------
James Alan Cook                                      786,402 (3)          1.7%
--------------------------------------------------------------------------------
Stephen E. Fowler                                    357,627 (4)          *
--------------------------------------------------------------------------------
Richard J. Hicks III                                 339,321 (5)          *
--------------------------------------------------------------------------------
Kathleen McElwee                                      87,168 (6)          *
--------------------------------------------------------------------------------
William A. Hall                                      155,850 (7)          *
--------------------------------------------------------------------------------
Charles Hirschhorn                                    25,000 (8)          *
--------------------------------------------------------------------------------
H. William Jesse, Jr.                                153,000 (9)          *
--------------------------------------------------------------------------------
All executive officers and directors              20,862,160 (10)        43.8%
as a group (10 persons)
--------------------------------------------------------------------------------

*Less than 1%.

(1) Except as indicated in the footnotes to this table and pursuant to applicable community property laws, the persons and entities named in the table have sole voting and sole investment power with respect to all shares of Common Stock beneficially owned. As of July 19, 2001, there were 47,679,685 shares of common stock outstanding. This number does not include shares of treasury stock.
(2) Includes 3,147,167 shares subject to an option exercisable within 60 days of July 19, 2001. Includes 1,402,129 shares subject to warrants exercisable within 60 days of July 19, 2001.
(3) Includes 780,333 shares subject to an option exercisable within 60 days of July 19, 2001.
(4) Includes 328,000 shares subject to an option exercisable within 60 days of July 19, 2001.
(5) Includes 281,834 shares subject to an option exercisable within 60 days of July 19, 2001.
(6) Includes 81,667 shares subject to an option exercisable within 60 days of July 19, 2001.
(7) Includes 125,000 shares subject to an option exercisable within 60 days of July 19, 2001.
(8) Includes 25,000 shares subject to an option exercisable within 60 days of July 19, 2001.
(9) Includes 120,000 shares subject to an option exercisable within 60 days of July 19, 2001.
(10) Includes shares held beneficially by executive officers and directors as shown in the footnotes to the foregoing table. Includes 6,433,097 shares subject to options and warrants exercisable and notes convertible within 60 days of July 19, 2001, by all executive officers and directors.

                                  PROPOSAL ONE

                              ELECTION OF DIRECTOR

      One director is to be elected at the Annual Meeting. 3DO's Restated Certificate of Incorporation provides for a classified Board of Directors so that, as nearly as possible, one-third of 3DO's Board of Directors is elected each year to serve a three-year term. Currently, the Board of Directors consists of four directorships with staggered terms expiring at this Annual Meeting and at the Annual Meetings of Stockholders in 2002 and 2003. William M. (Trip) Hawkins III and Charles Hirschhorn are the directors whose terms as a director expire at this Annual Meeting. Mr. Hawkins has been nominated by the Board of Directors for re-election as a director at the Annual Meeting for a term that will expire at the 2004 Annual Meeting of Stockholders. Mr. Hawkins was previously elected by the stockholders. Mr. Hirschhorn was appointed by the Board of Directors on February 20, 2001, to fill the remaining term of Hugh C. Martin who resigned from the Board of Directors on February 19, 2001. Mr. Hirshchhorn has decided for personal reasons not to stand for re-election at the Annual Meeting. If Mr. Hawkins is re-elected as a director at the 2001 Annual Meeting of Stockholders, he will serve until his successor has been duly elected and qualified.

       Name of Nominee          Age        Company Position       Director Since
       ---------------          ---        ----------------       --------------

William M. (Trip) Hawkins III    47   Chairman of the Board and        1991
                                      Chief Executive Officer

      William M. (Trip) Hawkins III, the founder of 3DO, has been Chairman of the Board and Chief Executive Officer since September 1991. He also served as President of 3DO from September 1991 until October 1995, and he served as Secretary from September 1991 through February 1993. Mr. Hawkins' term as a director expires at the 2001 Annual Meeting of Stockholders.

Required Vote

      Those nominees receiving the greatest number of votes cast (although not necessarily a majority of the votes cast) at the Annual Meeting will be elected to the Board of Directors. Accordingly, directions to withhold authority and broker non-votes will have no effect on the outcome of the vote. 3DO's Restated Certificate of Incorporation does not allow for cumulative voting in the election of directors. A stockholder executing the enclosed proxy may vote for the nominee or may withhold such vote from the nominee. In each case where the stockholder has appropriately specified how the proxy is to be voted, it will be voted in accordance with such stockholder's specifications. Although it is not contemplated that the nominee will become unable to serve prior to the Annual Meeting, the person named on the enclosed proxy will have the authority to vote for the election of any nominee designated by the Board to fill the vacancy.

          THE BOARD OF DIRECTORS RECOMMENDS THAT THE STOCKHOLDERS VOTE
                     "FOR" THE RE-ELECTION OF THE NOMINEES.

                        DIRECTORS AND EXECUTIVE OFFICERS

Directors

      The members of 3DO's Board of Directors and certain information about them (including terms of service) are set forth below:

--------------------------------------------------------------------------------
                                                                      Director
     Director                        Age       Company Positions         Since
--------------------------------------------------------------------------------
William M. (Trip) Hawkins III        47   Chairman of the Board and     1991
                                          Chief Executive Officer
--------------------------------------------------------------------------------
William A. Hall (1) (2) (3)          69   Director                      1997
--------------------------------------------------------------------------------
Charles Hirschhorn (1) (2) (3)       43   Director                      2001
--------------------------------------------------------------------------------
H. William Jesse, Jr. (1) (2) (3)    49   Director                      1997
--------------------------------------------------------------------------------

(1)   Member of Audit Committee
(2)   Member of Compensation Committee
(3)   Member of Nominating Committee

      Information concerning Mr. Hawkins may be found under the caption "Proposal One: Election of Director" above.

      William A. Hall has been a director since June 1997. Mr. Hall has been a partner in Lincolnshire Management, Inc., a private equity investment firm, since June 1994. Since 1993, he has also been the Vice Chairman and majority stockholder of U.S. Animation, Inc., a video animation conglomerate, and since 1991, the owner of W.A.H. Management/Consulting, a management consulting firm. He founded Sight & Sound Distributing Company, a wholesale distributor of video media, in December 1984 and served as its President and Chief Executive Officer until 1999. Mr. Hall is also a director of Chromium Graphics, Inc.; Northsound Music, Inc.; Orlimar Golf; Valley Media, an international distributor of CDs and videos; and Lincolnshire Management, Inc. Mr. Halls' term as a director expires at the 2002 Annual Meeting of Stockholders.

      Charles Hirschhorn was appointed to the Board of Directors in February 2001. In December 1999, Mr. Hirschhorn founded Fountain Productions, an independent content production company for theatrical motion pictures and television movies. From September 1997 to December 1999, he was President of Walt Disney Television and Television Animation and Executive Vice President Production of Walt Disney Motion Pictures Group. From June 1996 to September 1997, he was President, Disney Telefilms; and from February 1995 to June 1996, he was Executive Vice President of Hollywood Pictures. Mr. Hirschhorn's term as a director expires at the 2001 Annual Meeting of Stockholders.

      H. William Jesse, Jr. has been a director since September 1997. He is Chairman of Jesse.Hansen & Co, strategic and financial advisors to high-growth consumer companies. He founded the firm in 1986 and served as its President and CEO through March of 1998. Since 1988, Mr. Jesse has served as Chairman and CEO of Vineyard Properties Corporation, a developer of wine grape vineyards. Mr. Jesse has served as Chairman of the Board of Peet's Coffee & Tea, Inc. since January 2001, and he has been a director of the company since August 1998. Mr. Jesse also serves on the board of directors of The Wine Group, Inc.; Online Partners, Inc.; Food.com; and ExTerra Credit Recovery, Inc. Mr. Jesse's term as a director expires at the 2003 Annual Meeting of Stockholders.

Board Meetings and Committees

      Standing committees of the Board are the Audit Committee the Compensation Committee, and the Nominating Committee. Directors Hall, Hirschhorn, and Jesse are currently the members of the Audit Committee, which reviews the results and scope of the audit and other services provided by 3DO's independent auditors; the Compensation Committee, which makes recommendations concerning salaries and incentive compensation for employees of 3DO; and the Nominating Committee, which reviews and makes recommendations on the composition of the Board and its committees and evaluates and recommends candidates for election to the Board.

      During 3DO's 2001 fiscal year, the Board of Directors met three (3) times and took action by written consent seven (7) times; the Audit Committee met four
(4) times; and the Compensation Committee met four (4) times and took action by written consent five (5) times. The Nominating Committee was established in March 2001, and the Committee did not meet during the 2001 fiscal year. In fiscal year 2001, no Director attended fewer than 75% of the aggregate of the total number of meetings of the Board of Directors (held during the period for which he has been a Director) and of the committees of the Board on which he served (held during the period that he served).

Compensation of Directors

      Directors receive no fees for services provided in that capacity but are reimbursed for out-of-pocket expenses in connection with attendance at Board of Directors' meetings.

      Pursuant to the terms of the 1995 Director Option Plan, as amended, each non-employee director is automatically granted an option to purchase 50,000 shares of 3DO Common Stock upon his or her election as a director and that Subsequent Options to purchase shares will be granted automatically yearly thereafter on the date of the Annual Meeting. The number of shares for Subsequent Options are determined according to the following schedule:

      50,000 shares if the fair market value of the Common Stock on the grant date is less than $15.00 per share;

      40,000 shares if the fair market value of the Common Stock on the grant date between $15.00 and $20.00 per share;

      30,000 shares if the fair market value of the Common Stock on the grant date is between $20.00 and $30.00 per share;

      20,000 shares if the fair market value of the Common Stock on the grant date is between $30.00 and $50.00 per share;

      10,000 shares if the fair market value of the Common Stock on the grant date is $50.00 or more per share.

Executive Officers

      The executive officers of 3DO and certain information about them as of July 19, 2001, are listed below:

--------------------------------------------------------------------------------
    Name                        Age                   Positions
--------------------------------------------------------------------------------
William M. (Trip) Hawkins III   47    Chairman of the Board and Chief Executive
                                      Officer
--------------------------------------------------------------------------------
James Alan Cook                 52    Executive Vice President, General Counsel
                                      and Secretary
--------------------------------------------------------------------------------
Stephen E. Fowler               42    Executive Vice President, Business
                                      Development & President, 3DO Europe Ltd.
--------------------------------------------------------------------------------
Richard J. Hicks III            40    Executive Vice President, Product
                                      Development
--------------------------------------------------------------------------------
David J. Klein                  45    Senior Vice President, Sales
--------------------------------------------------------------------------------
Kathleen McElwee                46    Senior Vice President, Finance & Chief
                                      Financial Officer
--------------------------------------------------------------------------------
Dominic Wheatley                42    Chairman of the Board, 3DO Europe Ltd.
--------------------------------------------------------------------------------

      Information concerning Mr. Hawkins may be found under the caption "Proposal One: Election of Director" above.

      James Alan Cook became Executive Vice President, General Counsel and Secretary of 3DO in April 1996. He had been Senior Vice President, General Counsel and Secretary since July 1994, and from January 1993 until July 1994, he served as Vice President, General Counsel and Secretary of 3DO. From January 1990 until January 1993, he was a partner in the law firm of Cook and Lefevre.

      Stephen E. Fowler was appointed Executive Vice President, 3DO and President of 3DO Europe, Ltd. in July 2000. Previously, he served as Senior Vice President, Operations of 3DO and President of 3DO Europe, Ltd. from June 1999 to July 2000; Senior Vice President, Sales & Operations from April 1998 to June 1999; Senior Vice President, Operations from May 1997 to April 1998; Vice President, Operations from October 1995 to May 1997; Vice President, Developer & Customer Services from June 1994 to October 1995; and Senior Director, Developer Services from January 1993 to June 1994.

      Richard J. Hicks III was appointed Executive Vice President, Product Development in June 2000. Previously he served as Senior Vice President, Product Development from November 1998 to July 2000 and Vice President, Product Development from October 1997 to November 1998. He was co-founder of New Wave

Entertainment, Inc., an interactive entertainment software company, and served as its Vice President, Software Development from July 1995 to August 1997.

      David J. Klein joined 3DO as Vice President, Sales in March 2000 and was promoted to Senior Vice President, Sales in July 2000. Prior to joining 3DO, Mr. Klein was President and Chief Operating Officer of ASC Games, a video game publisher, from September 1995 to March 2000.

      Kathleen McElwee joined 3DO in July 2000 as Senior Vice President of Finance and Chief Financial Officer. Formerly she was CFO at Lightspan, Inc., a developer of educational software, from January 1999 to July 2000. She was with Galoob Toys, a developer and marketer of toys, from November 1995 to January 1999, where she was promoted to CFO from her position as Vice President of Planning and Analysis. Ms. McElwee has held management positions at IBM, Dun & Bradstreet, and Canteen Corporation.

      Dominic Wheatley was appointed Chairman of the Board of 3DO Europe Ltd. in May 1999. He is also Chairman of Highway Capital Plc, an investment firm; director of Telecom Plus Plc, a telecommunications company; and a director of Statpro Group Plc, a company specializing in investment analysis software. Mr. Wheatley founded Domark Software (later renamed Eidos), a video game publisher, in 1984 and served as Chief Operating Officer of Eidos Plc and Chief Executive Officer of Eidos Interactive from 1984 through 1996.

Certain Transactions and Reports

      3DO's Restated Certificate of Incorporation limits the liability of its directors for monetary damages arising from a breach of their fiduciary duty as directors, except to the extent otherwise required by the Delaware General Corporation Law. Such limitation of liability does not affect the availability of equitable remedies such as injunctive relief or rescission.

      3DO's Bylaws provide that 3DO shall indemnify its directors and officers to the fullest extent permitted by Delaware law, including in circumstances in which indemnification is otherwise discretionary under Delaware law. 3DO has also entered into indemnification agreements with its officers and directors containing provisions that may require 3DO, among other things, to indemnify such officers and directors against certain liabilities that may arise by reason of their status or service as directors or officers (other than liabilities arising from willful misconduct or a culpable nature), to advance their expenses incurred as a result of any proceeding against them as to which they could be indemnified, and to obtain directors' and officers' insurance if available on reasonable terms.

      On August 16, 2000, the Company entered into a Convertible Note and Warrant Purchase Agreement (the "Agreement") with William. M. (Trip) Hawkins III, whereby Mr. Hawkins agreed to lend to the Company advances in an aggregate amount not to exceed $20,000,000. Under the terms of the Agreement, each advance by Mr. Hawkins to the Company is considered a promissory note convertible into shares of Common Stock of the Company at a price of $6.9375 per share. On August 16, 2000, Mr. Hawkins was issued a promissory note for $2,000,000 and on August 23, 2000, Mr. Hawkins was issued a promissory note for $18,000,000, each as consideration for corresponding advances of equivalent amounts by Mr. Hawkins to the Company. Mr. Hawkins also holds a warrant dated August 16, 2000, to purchase 432,432 shares of Common Stock at an exercise price of $20.00 per share. On September 13, 2000 the $2.0 million note and accrued interest were converted into 290,474 shares of Common Stock. On September 13, 2000, the $18.0 million note and accrued interest were converted into 2,609,167 shares of Common Stock. According to the Agreements, any shares issued under the promissory notes or the warrant are subject to certain transfer restrictions, which expire on August 16, 2002.

      On October 31, 2000, the Company sold 6,464,647 shares of Common Stock at the stock's closing price that day of $3.09375 per share. As part of the transaction, the Company also issued 1,292,929 warrants with an exercise price of $3.7125 per share. William M. (Trip) Hawkins III, purchased 4,848,485 of these shares and was issued 969,997 warrants on terms equivalent to a third-party purchaser.

Compliance with Section 16(a) of the Securities Exchange Act of 1934

      The members of the Board of Directors, the executive officers of 3DO and persons who hold more than ten percent (10%) of 3DO's outstanding Common Stock are subject to the reporting requirements of Section 16(a) of the Securities and Exchange Act of 1934, as amended, which require them to file reports with respect to their ownership of 3DO's securities and their transactions in such securities. Based upon (i) the copies of Section 16(a) reports that 3DO received from such persons for their transactions and holdings for the fiscal year ending March 31, 2001, and (ii) the written representations received from one or more of such persons that no annual Form 5 reports were required to be filed by them for the 2001 fiscal year, 3DO believes that all reporting requirements under
Section 16(a) for such fiscal year were met in a timely manner.

                             EXECUTIVE COMPENSATION

      The following table sets forth the compensation paid by the Company to the Chief Executive Officer and the four most highly compensated executive officers of the Company other than the Chief Executive Officer (collectively the "Named Officers") during the last fiscal year.

                           SUMMARY COMPENSATION TABLE

----------------------------------------------------------------------------------------------------
                                             Annual Compensation
                                             -------------------      Long-Term
                                    Fiscal                           Compensation       All Other
   Name and Principal Position       Year    Salary       Bonus     Options/SARs #   Compensation(1)
----------------------------------------------------------------------------------------------------
Trip Hawkins                         2001     $250,076       -0-       2,925,000          $660
  Chairman and Chief                 2000     $295,000       -0-         500,000          $660
  Executive Officer                  1999     $295,792       -0-         440,000          $660
-----------------------------------------------------------------------------------------------------
James Alan Cook                      2001     $311,346       -0-         280,000          $660
  Executive Vice President,          2000     $297,308   $15,000          25,000      $509,098 (2)
  General Counsel, and Secretary     1999     $289,954       -0-          40,000          $660
-----------------------------------------------------------------------------------------------------
Stephen E. Fowler                    2001     $299,932       -0-         300,000        $2,329 (3)
  Executive Vice President, 3DO &    2000     $222,577   $35,400          75,000      $654,812 (4)
  President, 3DO Europe, Ltd.        1999     $212,023       -0-          60,000        $9,085 (5)
-----------------------------------------------------------------------------------------------------
Richard J. Hicks III                 2001     $278,782       -0-         300,000          $660
  Senior Vice President,             2000     $214,615   $30,000          50,000          $565
  Product Development                1999     $180,262       -0-         120,000       $10,498 (6)
-----------------------------------------------------------------------------------------------------
Kathleen McElwee
  Sr. Vice President, Finance &      2001     $142,406       -0-         360,000       $45,502 (7)
  Chief Financial Officer
-----------------------------------------------------------------------------------------------------

(1)   The amounts include premiums paid by 3DO for group term life insurance.
(2) Includes a gain of $508,438 realized upon the sale of shares acquired through the exercise of vested stock options.
(3) Includes compensation of $1,669 realized upon the sale of shares acquired through the 1994 Employee Stock Purchase Plan.
(4) Includes compensation of $57,936 realized upon the sale of shares acquired through the 1994 Employee Stock Purchase Plan and a gain of $596,876 realized upon the sale of shares acquired through the exercise of vested stock options.
(5) Includes compensation of $8,245 realized upon the sale of shares acquired through the 1994 Employee Stock Purchase Plan.

(6) Includes a gain of $9,893 realized upon the sale of shares acquired through the Employee Stock Purchase Plan.
(7)   Includes $45,029 in relocation expenses reimbursed by 3DO.

      The following table sets forth certain information concerning grants of stock options to each of the Named Officers during the fiscal year ended March 31, 2001. The table also sets forth hypothetical gains or "option spreads" for the options at the end of their respective ten-year terms. These gains are based on the assumed rates of annual compound stock price appreciation of 5% and 10% from the date the option was granted over the full option term. Actual gains, if any, on option exercises are dependent on the future performance of 3DO's Common Stock and overall market conditions.

                        OPTION GRANTS IN LAST FISCAL YEAR

---------------------------------------------------------------------------------------------------------------------
                                                      % of Total                          Potential Realizable Value
                                                        Options                            At Assumed Annual Rates
                                                        Granted                          of Stock Price Appreciation
                                                           to                                 For Option Term (3)
                                                       Employees                         ----------------------------
                               Date       Options      in Fiscal  Option    Expiration
    Name                     Granted     Granted (1)    Year (2)   Price       Date           5%             10%
---------------------------------------------------------------------------------------------------------------------
Cook, James Alan              8/16/00     200,000         1.73     $6.94      8/16/10      $872,591.29  $2,211,317.66
                              3/23/01      80,000          .69     $1.78      3/23/11       $89,620.00    $227,114.67
---------------------------------------------------------------------------------------------------------------------
Fowler, Stephen E.            8/16/00     200,000         1.73     $6.94      8/16/10      $872,591.29  $2,211,317.66
                              3/23/01     100,000          .86     $1.78      3/23/11      $112,025.00    $283,893.35
---------------------------------------------------------------------------------------------------------------------
Hawkins, Trip                 12/5/00   2,925,000        25.28     $1.53      12/5/10    $2,816,852.05  $7,138,456.15
---------------------------------------------------------------------------------------------------------------------
Hicks III, Richard J.         8/16/00     200,000         1.73     $6.94      8/16/10      $872,591.30  $2,211,317.66
                              3/23/01     100,000          .86     $1.78      3/23/11      $112,025.00    $283,893.35
---------------------------------------------------------------------------------------------------------------------
McElwee, Kathleen             8/16/00     280,000         2.42     $6.94      8/16/10    $1,221,627.81  $3,095,844.73
                              3/23/01      80,000          .69     $1.78      3/23/11       $89,620.00    $227,114.67
---------------------------------------------------------------------------------------------------------------------

(1) The options referenced in the foregoing table are intended to be incentive stock options to the extent permitted by applicable law. The Company's 1993 Incentive Stock Plan (the "Incentive Plan") also provides for the grant of non-qualified stock options. Incentive stock options may be granted under the Incentive Plan at an exercise price no less than market value on the date of grant. For so long as the Company's Common Stock is listed on the Nasdaq National Market, the fair market value is the closing sale price for the Common Stock. Non-qualified options may be granted at an exercise price of no less than 85% of market value on the date of grant. Options generally become exercisable as to 25% of the shares subject to the option one year after commencement of employment or the option grant date, and as to the remainder in equal monthly installments (accrued on a monthly basis) over the succeeding 36 months. In addition, options accelerate in full and become immediately exercisable upon a merger, unless such options are assumed or replaced by equivalent options by the successor corporation. Options generally terminate on the earlier of three months after termination of the optionee's employment by or services to the Company, or ten years after grant.

(2) We granted options to purchase 11,711,075 shares of common stock in fiscal 2001.

(3) The 5% and 10% assumed annualized rates of compound stock price appreciation are based on the exercise prices shown in the table, are mandated by the rules of the Securities and Exchange Commission and do not represent the Company's estimate or a projection by the Company of future Common Stock prices.

   AGGREGATED OPTION EXERCISES IN LAST FISCAL YEAR AND FISCAL YEAR-END OPTION
                                     VALUES

      None of the Named Officers exercised options to purchase common stock during the fiscal year ended March 31, 2001. The following table shows the number and values of unexercised in-the-money options held by the Named Officers.

---------------------------------------------------------------------------------------------------------
                                                                                 Value Of Unexercised
                                             Unexercised Shares                   In-The-Money Shares
                                              At March 31, 2001                    At March 31, 2001
                                              -----------------                    -----------------
    Name                                  Exercisable    Unexercisable       Exercisable    Unexercisable
---------------------------------------------------------------------------------------------------------
Cook, James Alan                              676,835          422,165             $0.00       $17,496.00
---------------------------------------------------------------------------------------------------------
Fowler, Stephen E.                            234,166          442,834             $0.00       $21,870.00
---------------------------------------------------------------------------------------------------------
Hawkins, Trip                               2,693,001        2,931,999       $342,736.87    $1,028,210.62
---------------------------------------------------------------------------------------------------------
Hicks III, Richard J.                         197,084          457,916             $0.00       $21,870.00
---------------------------------------------------------------------------------------------------------
McElwee, Kathleen                                   0          360,000             $0.00       $17,496.00
---------------------------------------------------------------------------------------------------------
    Total                                   3,801,086        4,614,914       $342,736.87    $1,106,942.62
---------------------------------------------------------------------------------------------------------

                          COMPENSATION COMMITTEE REPORT

      The following report is provided to stockholders by the members of the Compensation Committee of the Board of Directors.

General

      Since 3DO's initial public offering in May 1993, the Compensation Committee of the Board of Directors has administered 3DO's management compensation policies and plans. We are a standing committee comprised of non-employee Directors. We approve an annual base salary for each executive officer, including the Chief Executive Officer ("CEO"), and the criteria under which cash incentive bonuses, if any, may be paid. We also have the authority to grant options under 3DO's 1993 Incentive Stock Plan.

      We believe that the compensation of 3DO's executive officers should be significantly influenced by 3DO's performance and that a substantial portion of executives' incentives should come from equity. We also understand the need for changing compensation strategies in a rapidly evolving and highly competitive industry. 3DO's success is highly dependent on the personal efforts of its executive staff. Competition for personnel is intense, especially in the San Francisco Bay area where 3DO maintains its headquarters, and our executive officers are heavily recruited by other companies.

Compensation Vehicles

      In fiscal 2001, 3DO's cash- and equity-based compensation program focused on attracting and retaining key employees to work in a rapidly developing public company. Consistent with this long-term orientation and in an effort to align compensation incentives with stockholder goals, 3DO's compensation packages have included salaries competitive with comparable positions in the technology industry and significant stock option grants.

      Cash Compensation. Before determining compensation with respect to new officers during the past fiscal year, we reviewed base salaries proposed by CEO Trip Hawkins, and evaluated each new officer's experience and proposed responsibilities and the salaries of similarly situated executives, including a comparison to base salaries for comparable positions at other companies. In determining its recommendations for adjustments to officers' base salaries for fiscal 2001, we focused primarily on each officer's contributions to 3DO's success in moving toward its long-term goals during fiscal 2001, the accomplishment of goals set by the officer and approved by the Board for the year, and our assessment of the quality of services rendered by the officer.

      Either the Board or the Compensation Committee may award cash bonuses for exceptional contributions to 3DO's success. No cash bonuses were awarded for fiscal 2001.

      Stock Option Program. 3DO grants options as an incentive to employees, including all executive officers, who are expected to contribute materially to 3DO's future success. We believe stock options encourage the achievement of superior results over time and align employee and stockholder interests. Through December 31, 1999, the option program incorporated five-year vesting periods to encourage 3DO's executives to continue in 3DO's employ. Stock options granted after January 1, 2000, generally have four-year vesting periods. It is 3DO's practice to set option exercise prices at 100% of the fair market value of 3DO's Common Stock on the date of grant. In fiscal 2001, 3DO continued its policy of granting stock options to most employees, and in certain instances granted additional stock options to employees, including 3DO's executive officers, who had made exceptional contributions to 3DO's development. See "Option Grants in Last Fiscal Year," above.

      We approve initial stock option grants for all officers in connection with commencement of each officer's employment. These stock option grants are based primarily on the scope of the officer's responsibilities and expected contribution at 3DO, the cash compensation that the officer had received in his/her prior employment, the competitive environment, and the cash compensation proposed to be paid by 3DO. With our approval, additional options are granted in some cases in light of the individual's achievement of specific goals set jointly by the officer and the CEO, and the individual's level of vested and unvested options.

      CEO Compensation. We have not increased Trip Hawkins' salary since 1996 but rather have sought to increase his long-term compensation through additional equity compensation. In February 2001, at Mr. Hawkins' request, we reduced his salary to $1,040 per year. In comparing Mr. Hawkins' compensation to other CEOs of technology companies of similar size and revenue, we found that his equity compensation was significantly lower than that of his peers. Consequently, in fiscal 2000 we granted him 3,425,000 stock options to raise his equity compensation to a more competitive level. The Committee inadvertently exceeded the annual limit provided for in the 1993 Incentive Stock Plan by 2,925,000 shares. Subsequently, the grant of the excess stock options was voided. However, we still believed that Mr. Hawkins' equity compensation was inadequate and failed to provide him with appropriate long-term incentives. In October 2000, the stockholders approved an amendment to the 1993 Stock Option Plan to increase the annual option grant limit to 3,000,000 shares, and in December 2000, we granted Mr. Hawkins 2,925,000 stock options.

      IRS Code Section 162(m). Section 162(m) of the Internal Revenue Code of 1986, as amended, limits the deductibility by public companies of certain executive compensation in excess of $1 million per executive per year, but excludes from the calculation of such $1 million limit certain elements of compensation, including performance-based compensation, provided that certain requirements are met. None of 3DO's executive officers' cash compensation approached the $1 million limit in fiscal year 2000. The principal non-cash compensation of 3DO's executives is through the grant of stock options. The provisions of Section 162(m) merit consideration, however, because, under certain circumstances, the difference between the fair market value and the exercise price of options, measured at the time of exercise, could be included in the calculation under Section 162(m) of the executive officers' compensation in the time period in which the exercise occurs. This result can be avoided if the plans under which such options are granted comply with certain requirements at the time of grant, including administration by a committee consisting solely of two or more non-employee directors, and stockholder approval of the terms of the plan, including approval of an annual limit stated in the plan on the number of shares with respect to which options may be granted to any employee. 3DO's 1993 Incentive Stock Plan is designed and administered to meet such requirements.

Summary

      We believe that 3DO's compensation policy as practiced to date by the Compensation Committee and the Board has been successful in attracting and retaining qualified employees and in tying compensation directly to corporate performance relative to corporate goals. 3DO's compensation policy will evolve over time as 3DO attempts to achieve the many short-term goals it faces while maintaining its focus on building long-term stockholder value through growth of its software publishing business.

      Respectfully Submitted,


      William A. Hall    Charles Hirschhorn     H. William Jesse, Jr.

Corporate Performance Graph

      The following graph shows a comparison of cumulative total stockholder return on 3DO's Common Stock from March 31, 1996 through March 31, 2001, for 3DO, the Nasdaq National Market Index and the Chase H&Q Technology Index. The graph is presented pursuant to SEC rules. 3DO believes that while total stockholder return can be an important indicator of corporate performance, the stock prices of companies like 3DO are subject to a number of market-related factors other than company performance, such as competitive announcements, mergers and acquisitions in the industry, the general state of the economy, and the prices of technology stocks. 3DO's Compensation Committee considers many factors in determining compensation, including financial and strategic results and the other factors discussed in the Compensation Committee Report.

                      Comparison of Cumulative Total Return

[The following table was depicted as a mountain chart in the printed material.]

                                    3/31/96   3/31/97   3/31/98   3/31/99   3/31/00   3/31/01
                                    -------   -------   -------   -------   -------   -------
The 3DO Company                     $100.00   $ 28.77   $ 29.45   $ 58.56   $106.16   $ 21.92
JPMorgan H&Q Technology Index       $100.00   $116.23   $173.10   $242.17   $560.21   $224.50
Nasdaq Stock Market - U.S. Index    $100.00   $111.14   $168.46   $227.60   $423.34   $169.30

                                  PROPOSAL TWO

                         CONFIRMATION OF APPOINTMENT OF
                              INDEPENDENT AUDITORS

      The Board of Directors has selected Pricewaterhouse Coopers LLP to audit the financial statements of 3DO for the year ending March 31, 2002, and recommends that the stockholders confirm the selection. In the event of a negative vote, the Board will reconsider its selection.

      PricewaterhouseCoopers LLP began auditing 3DO's financial statements for fiscal year 2001. Information on the selection of PricewaterhouseCoopers LLP is included in the Audit Committee Report.

Representatives of PricewaterhouseCoopers LLP will be present at the meeting, will have the opportunity to make a statement if they so desire, and will be available to respond to appropriate questions.

Audit Fees

      Audit fees billed to 3DO by KPMG LLP and PricewaterhouseCoopers LLP during 3DO's 2001fiscal year for review of 3DO's annual financial statements and those financial statements included in 3DO's quarterly reports on Form 10-Q and current reports on Form 8-K totaled $290,270.

Financial Information Systems Design and Implementation Fees

      3DO did not engage KPMG LLP or PricewaterhouseCoopers LLP to provide advice to 3DO regarding financial information systems design and implementation during the fiscal year ended March 31, 2001.

All Other Fees

      Fees billed to 3DO by KPMG LLP and PricewaterhouseCoopers LLP during 3DO's 2001 fiscal year for all other non-audit services rendered to 3DO, including tax related services totaled $584,265.

      Representatives of PricewaterhouseCoopers LLP are expected to attend the annual meeting where they will be available to respond to questions and, if they desire, to make a statement.

     THE BOARD OF DIRECTORS RECOMMENDS THAT THE STOCKHOLDERS VOTE "FOR" THE
            CONFIRMATION OF THE APPOINTMENT OF INDEPENDENT AUDITORS.

                             AUDIT COMMITTEE REPORT

      The role of the Audit Committee of the Board of Directors is to assist the Board in its oversight of 3DO's accounting, auditing, and financial reporting practices. Among its other functions, the Audit Committee recommends to the Board the selection of 3DO's independent accountants. The Audit Committee operates under a written charter adopted by the Board, attached to this Proxy Statement as Appendix A. The Audit Committee consists of three non-employee directors, William A. Hall, Charles Hirschhorn, and H. William Jesse, Jr., each of whom has been determined to be independent as defined by the Nasdaq Marketplace Rules.

      Management is responsible for the preparation, presentation, and integrity of 3DO's financial statements, 3DO's accounting and financial reporting principles, and internal controls designed to assure compliance with accounting standards and applicable laws and regulations. The independent auditors are responsible for auditing 3DO's financial statements and expressing an opinion as to their conformity with accounting principles generally accepted in the United States and their judgments as to the quality of our accounting principles. In performance of its oversight function, the Audit Committee has considered and discussed the audited financial statements with management and the independent auditors. The Audit Committee has also discussed with the independent auditors the matters required to be discussed by Statement on Auditing Standards No. 61, Communication with Audit Committees. Finally the Audit Committee has received the written disclosures and the letter from the independent auditors required by Independence Standards Board Standard No. 1, Independence Discussions with Audit Committees, has discussed with the independent auditors the auditor's independence from 3DO and its management, and has considered whether the provision of non-audit services to 3DO by the independent auditors is compatible with maintaining the auditors' independence.

      KPMG LLP served as 3DO's independent auditors through March 12, 2001. After an evaluation of services provided by a number of independent accounting firms, as well as their knowledge of the industry, the Audit Committee and 3DO's Board of Directors decided to engage PricewaterhouseCoopers LLP as 3DO's independent auditors as of March 13, 2001. During the two most recent fiscal years and through the date of this report, 3DO has had no disagreements with KPMG LLP on any matter of accounting principals or practices, financial statement disclosure, or auditing scope or procedure, which disagreements if not resolved to the satisfaction of KPMG LLP would have caused them to make reference thereto in their report on 3DO's financial statements for such years. During 3DO's two most recent fiscal years and through the date of this report, 3DO has had no reportable events (as defined in Item 304(a)(1)(v) of Regulation S-K). During the two most recent fiscal years, 3DO had not consulted with PricewaterhouseCoopers LLP on items which (1) were or should have been subject to SS 50 or (2) concerned the subject matter of a disagreement or reportable event with the former auditor (as described in Item 304(a)(2) Regulation S-K).

      Based upon the Audit Committee's discussion with management and the independent auditors and the Audit Committee's review of the representations of management and the report of the independent auditors to the Audit Committee, the Audit Committee recommended to the Board of Directors that 3DO's audited consolidated financial statements be included in 3DO's Annual Report on Form 10-K for the year ended March 31, 2001, for filing with the Securities and Exchange Commission. The Audit Committee and the Board of Directors have also recommended, subject to stockholder approval, the selection of our independent auditors.

      Respectfully Submitted,

      William A. Hall  Charles Hirschhorn   H. William Jesse, Jr.

                                  OTHER MATTERS

      3DO knows of no other matters to be submitted to the meeting. If any other matters properly come before the meeting, it is the intention of the persons named in the enclosed proxy card to vote the shares they represent as the Board of Directors may recommend.

      In order for stockholder nominations for director or other stockholder business to be properly brought before an annual meeting, the Company's bylaws require that the stockholder give notice in writing to the Secretary of 3DO during the Bylaw Notice Period for such meeting. The Bylaw Notice Period generally runs from the close of business on the 90th day prior to the anniversary of the prior year's annual meeting date until the close of business on the 60th day prior to such anniversary. However, if the next year's meeting date is moved to a date that is either more than 30 days before the anniversary of the prior year's meeting or more than 60 days after such anniversary, then different notice periods apply. In any event, with respect to nominations for director, the notice must include all information about the nominee that would be required to be included in a proxy statement soliciting proxies for the election of directors, as well as a written consent from the nominee to being named in the proxy statement and to serving if elected. With respect to other stockholder business, the notice must contain a brief description of the business desired to be brought before the meeting, the reasons for conducting such business at the meeting and any material interest in such business of such stockholder and the beneficial owner, if any, on whose behalf the proposal is made. In all cases, the notice must also provide the name and address of the stockholder (and any beneficial owner) and the class and number of shares of the Company that are owned beneficially and held of record by the stockholder and the beneficial owner. The chairman of the meeting may disregard any nomination or stockholder business that is not made in compliance with the bylaws.

                                   APPENDIX A

                         CHARTER FOR THE AUDIT COMMITTEE
                            OF THE BOARD OF DIRECTORS
                               OF THE 3DO COMPANY

Audit Committee Purpose

The Audit Committee of The 3DO Company (the "Company") will make such examinations as are necessary to monitor the Company's systems of internal control, corporate financial reporting and its internal and external audits, to provide to the Board of Directors the results of its examinations and recommendations derived therefrom, to outline to the Board of Directors improvements made, or to be made, in internal accounting controls, to nominate independent auditors, and to provide to the Board of Directors such additional information and materials as it may deem necessary to make the Board of Directors aware of significant financial matters that require the Board of Directors' attention.

Membership

The Audit Committee members will be appointed by, and will serve at the discretion of, the Board of Directors and will consist of at least three members of the Board of Directors:

      1. Each of whom will be able to read and understand fundamental financial statements, in accordance with the audit committee requirements of the Nasdaq Stock Market Marketplace Rules; and

      2. At least one of whom will have past employment experience in finance or accounting, requisite professional certification in accounting, or other comparable experience or background, including a current or past position as a chief executive or financial officer or other senior officer with financial oversight responsibilities; and

      3. Each of whom will (i) be an independent director (as defined in the Nasdaq Stock Market Marketplace Rules); or (ii) if the Board of Directors determines it to be in the best interests of the Company and its shareholder to have one (1) non-independent director, and the Board of Directors discloses the reasons for the determination and the nature of the Company's relationship with such non-independent director in the Company's next annual proxy statement, the Company may appoint one (1) non-independent director to the Audit Committee if such director is not a current employee or officer or an immediate family member of a current employee or officer.

Responsibilities

The responsibilities of the Audit Committee shall include:

      1. Reviewing on a continuing basis the adequacy of the Company's system of internal controls and the activities, organizational structure and qualifications of the Company's finance department.

      2. Reviewing the independent auditors' proposed audit scope and approach.

      3. Ensuring receipt from the independent auditors of a formal written statement delineating all relationships between the auditor and the Company, consistent with Independence Standards Board Standard 1.

      4. Actively engaging in a dialogue with the independent auditors with respect to any disclosed relationships or services that may impact the objectivity and independence of the auditor.

      5. Reviewing the performance of the independent auditors, who shall be accountable to the Board and the Audit Committee, as representatives of the shareholders.

      6.    Reviewing fee arrangements with the independent auditors.

      7. Recommending the selection and, where appropriate, replacement of the independent auditors to the Board of Directors, who shall have ultimate authority and responsibility to select and replace the independent auditors (or to nominate the independent auditors to be proposed for shareholder approval in any proxy statement).

      8. Conducting a post-audit review of the financial statements and audit findings, including any significant suggestions for improvements provided to management by the independent auditors.

      9. Discussing with the Company's independent auditors the financial statements and audit finding, including discussing with the Company's independent auditors any significant adjustments, management judgments and accounting estimates, significant new accounting policies and disagreements with management and any other matters described in SAS No. 61, as may be modified or supplemented;

      10. Reviewing, before release, the audited financial statements and Management's Discussion and Analysis in the Company's annual report on Form 10-K;

      11. Reviewing, before release, the unaudited quarterly operating results in the Company's quarterly earnings release;

      12. Ensuring that the Company's independent auditors review the Company's interim financial statements included in quarterly reports on Form 10-Q, using professional standards and procedures for conducting such reviews;

      13. Overseeing compliance with the requirements of the Securities and Exchange Commission and the Nasdaq Stock Market for disclosure of independent auditor's services and audit committee members and activities;

      14. Reviewing management's monitoring of compliance with the Company's Standards of Business Conduct and with the Foreign Corrupt Practices Act;

      15. Reviewing, in conjunction with counsel, any legal matters that could have a significant impact on the Company's financial statements;

      16. Providing oversight and review of the Company's asset management policies, including an annual review of the Company's investment policies and performance for cash and short-term investments;

      17. If necessary, instituting special investigations and, if appropriate, hiring special counsel to experts to assist;

      18. On at least an annual basis, review with the Company's counsel any legal matters that could have a significant impact on the organization's financial statements, the Company's compliance with applicable laws and regulations, and inquiries received from regulators or governmental agencies;

      19. Reviewing related party transactions for potential conflicts of interest;

      20. Providing a report in the Company's proxy statement in accordance with the requirements of Item 306 of Regulations S-K and S-B and
            Item 7(e)(3) of Schedule 14A; and

      21. Performing other oversight functions as requested by the full Board of Directors.

In addition to the above responsibilities, the Audit Committee will undertake such other duties as the Board of Directors delegates to it, and will report, at least annually, to the Board regarding the Committee's examinations and recommendations.

Meetings

The Audit Committee will meet at least two times each year. The Audit Committee may establish its own schedule, which it will provide to the Board of Directors in advance.

The Audit Committee will meet separately with the Chief Executive Officer and Separately with the Chief Financial Officer of the Company at least annually to review the financial affairs of the Company. The Audit Committee will meet with the independent auditors of the Company, at such times as it deems appropriate, to review the independent auditor's examination and management report.

Audit Committee Meeting Agenda for Year

As noted previously, it is important to review the completeness of the Audit Committee Charter as well as the agenda established for each meeting. The following topics will be covered in each Audit Committee meeting.

I.    Audit Committee Purpose
      o     Conduct special investigations

II.   Audit Committee Composition and Meetings
      o     Assess independence and financial literacy of Audit Committee
      o     Establish number of meetings
      o     Audit Committee Chair to establish meeting agenda
      o     Enhance financial literacy - update on current financial events
      o Executive session with auditors, internal audit, management committee

III.  Audit Committee Responsibilities and Duties
      o     Review Charter, publish in proxy
      o Review annual financial statements - discuss with management, auditors
      o     Consider internal controls and financial risks
      o     Review quarterly results and findings
      o     Recommend appointment of auditors
      o     Approve audit fees
      o     Discuss auditor independence
      o     Review auditor plan
      o     Discuss year-end results, SAS 61 report
      o     Discuss quality of accounting principles
      o     Review internal audit plan
      o     Review appointment, performance of internal audit executive
      o     Review significant internal audit reports
      o     Review legal matters with counsel
      o     Prepare report to shareholders
      o     Perform other activities as appropriate
      o     Maintain minutes and report to Board
      o     Review Code of Conduct
      o     Perform self-assessment of Audit Committee performance
      o     Review financial personnel succession planning
      o Review director and officers' expenses and related-party transactions

                                      3DO

                                                                      4130-PS-01